Exhibit 99.1

Amcor Announces Effective Date for Reverse Stock Split

Split-adjusted shares expected to begin trading on January 15, 2026

Second quarter fiscal 2026 per share metrics to be reported on a split-adjusted basis

Zurich — December 11, 2025 — Amcor plc (NYSE: AMCR; ASX: AMC), a global leader in developing and producing responsible packaging solutions, announced today it will proceed with the 1-for-5 reverse stock split previously approved by Amcor shareholders at its annual general meeting of shareholders held on November 6, 2025. Amcor expects to file an amendment to its memorandum of association to effect the reverse stock split after the close of trading on January 14, 2026, and Amcor ordinary shares will begin trading on a split-adjusted basis on January 15, 2026. Amcor’s CHESS Depositary Interests (“CDIs”) will also be consolidated on a 1-for-5 basis such that one CDI continues to represent an interest in one Amcor ordinary share following the reverse stock split.

Amcor intends to present its fiscal 2026 second quarter and second quarter year to date per share metrics, including earnings per share, on a split-adjusted basis when reported in early February 2026.

When the reverse stock split is effective, every five ordinary shares of Amcor issued and outstanding or held as treasury shares as of the effective date will be automatically combined into one Amcor ordinary share. This will reduce the number of outstanding ordinary shares from approximately 2.3 billion to approximately 461 million. Concurrently with the reverse stock split, Amcor’s amended memorandum of association will also proportionately reduce the number of Amcor’s ordinary shares authorized for issuance and increase the par value of Amcor’s ordinary shares to $0.05 per share.

No fractional shares will be issued in connection with the reverse stock split. Shareholders of record otherwise entitled to receive a fractional share as a result of the reverse stock split will receive a cash payment in lieu of such fractional shares. Unvested Amcor equity-based awards as issued under Amcor incentive plans will be proportionately adjusted.

Amcor ordinary shares will continue trading on the New York Stock Exchange (under the symbol “AMCR”), but will trade under a new CUSIP number. CDIs will continue to trade on the Australian Stock Exchange (under the symbol “AMC”).

Additional information concerning the reverse stock split can be found in Amcor’s definitive proxy statement filed with the Securities and Exchange Commission on September 23, 2025, as well as on Amcor’s Investor Relations website, https://www.amcor.com/investors.

Cautionary Statement Regarding Forward-Looking Statements

This Press Release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Amcor has identified some of these forward-looking statements with words like “believe,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “commit,” “estimate,” “potential,” “ambitions,” “outlook” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements are based on the current expectations of the management of Amcor, and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. None of Amcor or any of its respective directors, executive officers, or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to, those discussed in Amcor’s disclosures described under Part I, "Item 1A - Risk Factors" in Amcor’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025. Forward looking statements included herein are made only as of the date hereof and Amcor does not undertake any obligation to update any forward-looking statements, or any other information in this Press Release, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements in this Press Release are qualified in their entirety by this cautionary statement.

About Amcor

Amcor is the global leader in developing and producing responsible consumer packaging and dispensing solutions across a variety of materials for nutrition, health, beauty and wellness categories. Our global product innovation and sustainability expertise enables us to solve packaging challenges around the world every day, producing a range of flexible packaging, rigid packaging, cartons and closures that are more sustainable, functional and appealing for our customers and their consumers. We are guided by our purpose of elevating customers, shaping lives and protecting the future. Supported by a commitment to safety, over 75,000 people generate $23 billion in annualized sales from operations that span over 400 locations in more than 40 countries.

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